UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the:

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

POTBELLY CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2022

This supplement (the “Supplement”) relates to the definitive proxy statement of Potbelly Corporation (the “Company”) filed with the Securities and Exchange Commission on April 1, 2022 (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held in a virtual meeting format only via live audio webcast on May 19, 2022, at 8:00 a.m. Central Time.

The Company confirms that each incumbent director named in the Proxy Statement attended at least 75% of the aggregate number of meetings held by the Board of Directors of the Company (the “Board”) and the committees on which the director served during 2021.

Regardless of whether you plan to attend our virtual Annual Meeting, it is important that your voice be heard. We encourage you to vote in advance of the meeting by telephone, by Internet or by signing, dating and returning your proxy card by mail. You may also vote by attending the virtual annual meeting at http://www.virtualshareholdermeeting.com/PBPB2022 and voting online.

This Supplement should be read together with the Proxy Statement. Except as specifically set forth above, this Supplement does not modify or update any other disclosure presented in the Proxy Statement and does not reflect any events occurring after the date of the Proxy Statement.